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                                                                    EXHIBIT 10.4

                           FIRST AMENDED AND RESTATED
           ACCESS INTEGRATED TECHNOLOGIES, INC. 2000 STOCK OPTION PLAN


                                    ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

         1.01 Purpose. The purpose of the Plan is to assist the Company in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other key employees of the Company, and directors and consultants of the Company, to achieve long-term corporate objectives.

         1.02 Adoption, Amendment and Term. The Plan was approved by the Board of Directors and the stockholders of the Company on June 1, 2000 (the "Effective Date") and amended by the Board of Directors and Stockholders of the Company on January 7, 2003, and shall remain in effect until terminated by action of the Board; provided, however, that no Option may be granted hereunder after the tenth anniversary of the Effective Date.


                                   ARTICLE II

                                   DEFINITIONS

         For the purpose of this Plan, the following capitalized terms shall have the following meanings:

         2.01 Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Option Agreement upon the Participant's death.

         2.02 Board means the Board of Directors of the Company.

         2.03 Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

                           (a) prior to the occurrence of a public offering of
                  the Company's securities, the consummation of any transaction in connection with which the Current Shareholders dispose of for value 60% or more of the Company Voting Securities (on a fully diluted basis) then beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by the Current Shareholders; provided, however, that a "Change in Control" shall not occur upon the consummation of an initial public offering ("IPO") of the Company's securities; or




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                           (b) following the occurrence of an IPO of the
                  Company's securities, the acquisition in one or more transactions by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of beneficial ownership of in excess of fifty percent (50%) of the then-outstanding Company Voting Securities (on a fully diluted basis); provided, however, that the term "Change in Control" shall not include any such acquisition by any entity with respect to which, following such acquisition, more than 50% of the then-outstanding shares of voting stock of such entity is then beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the then-outstanding Company Voting Securities (and/or options, warrants or other rights to acquire Company Voting Securities) immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition of the then-outstanding Company Voting Securities (and/or options, warrants or other rights to acquire Company Voting Securities); or

                           (c) following the occurrence of an IPO of the
                  Company's securities, the consummation of a Merger, unless, following such Merger, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of Company Voting Securities of the corporation resulting from such Merger is beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the then-outstanding Company Voting Securities immediately prior to such Merger in substantially the same proportion as their ownership immediately prior to such Merger; or

                           (d) individuals who are members of the Board as of
                  the Effective Date of this Agreement (the "Incumbent Directors") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose appointment to the Board or nomination for election by the Company was approved by a vote of at least a majority of the Incumbent Directors then in office (unless such appointment or election was at the request of an unrelated third party who has taken steps reasonably calculated to result in a Change in Control as described in paragraphs (b) or (c) of this Section 2.03 and who has indicated publicly an intent to seek control of the Company) shall be treated from the date of his appointment or election as an Incumbent Director; or

                           (e) consummation of a complete liquidation or
                  dissolution of the Company.

         2.04 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section



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         2.05 Committee means the Committee defined in Section 3.01.

         2.06 Company means Access Integrated Technologies, Inc. (previously, Access Colo, Inc.), a Delaware corporation, its subsidiaries (within the meaning of Section 424(f) of the Code) and any successors thereto.

         2.07 Company Voting Securities means the combined voting power of the Common Stock of the Company and all other outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

         2.08 Common Stock means Class A Common Stock of the Company, par value $.001 per share.

         2.09 Current Shareholders means those individuals or entities who are parties to the Shareholders Agreement between the Company and its stockholders.

         2.10 Date of Grant means the date designated by the Board or the Committee as the date as of which it grants an Option, which shall not be earlier than the date on which the Board or the Committee approves the granting of such Option.

         2.11 Exchange Act means the Securities Exchange Act of 1934, as amended.

         2.12 Fair Market Value means, as of any applicable date, the fair market value of the Common Stock as determined by the Board based upon such evidence as it may think necessary or desirable.

         2.13 Incentive Stock Option means a stock option within the meaning of
Section 422 of the Code.

         2.14 Merger means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

         2.15 Nonstatutory Stock Option means a stock option which is not an Incentive Stock Option.

         2.16 Option Agreement means a written agreement between the Company and a Participant specifically setting forth the terms and conditions of an Option granted under the Plan substantially in the form of Exhibit A attached hereto.

         2.17 Option Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

         2.18 Option Term means, with respect to an Option, the period of time set forth in the Option Agreement during which the Option may be exercised.

         2.19 Options means all Nonstatutory Stock Options and Incentive Stock Options granted at any time under the Plan.



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         2.20 Participant means a person designated to receive an Option under the Plan in accordance with Section 5.01.

         2.21 Plan means the First Amended and Restated Access Integrated Technologies, Inc. 2000 Stock Option Plan as described herein, as the same may be amended from time to time.

         2.22 Ten Percent Shareholder means any individual who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

                                   ARTICLE III

                                 ADMINISTRATION

         3.01 Committee. The Plan shall be administered by the Board or, in the discretion of the Board, by a committee of the Board (the "Committee") comprised of one or more persons. The Committee or Board shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Board or Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Options as it determines appropriate, and to take such steps in connection with the Plan and Options granted hereunder as it may deem necessary or advisable. The Board or Committee may delegate such of its powers and authority under the Plan as it deems appropriate and in compliance with applicable law. In the event of such delegation of authority or exercise of authority by the Board or Committee, references in the Plan to the Committee shall be deemed to refer to the delegate of the Board or the Committee as the case may be. For purposes of this Plan, references to the Committee shall be deemed references to the Board to the extent that the Board has not appointed a Committee to administer the Plan.

                                   ARTICLE IV

                                     SHARES

         4.01 Number of Shares Issuable. The maximum number of shares initially authorized to be issued under the Plan and available for issuance as Options shall be 2,000,000 shares of Common Stock. No more than 500,000 shares shall be granted as an Option to any Participant in any single calendar year. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 7.06. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

         4.02 Shares Subject to Terminated Options. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI and Common Stock subject to any Options which are otherwise surrendered by the Participant may again be subject to new Options under the Plan.

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                                    ARTICLE V

                                  PARTICIPATION

         5.01 Eligible Participants. Participants in the Plan shall be such officers, key employees, directors and consultants of the Company as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Options or grants in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Options.

                                   ARTICLE VI

                                  STOCK OPTIONS

         6.01 Option Awards.

         (a) General. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Option Agreement.

         (b) Purchase Price of Options. The Option Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Board of Directors or the Committee; provided, however, that (i) with respect to Incentive Stock Options, the Option Price per share shall in all cases be equal to or greater than the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code, and (ii) with respect to any Incentive Stock Option granted to any Ten Percent Shareholder, the Option Price per share shall in all cases be equal to or greater than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code.

         (c) Designation of Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Nonstatutory Stock Option.

         (d) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

         (e) Rights as a Shareholder. A Participant or a transferee of an Option pursuant to Section 7.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 7.06.

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         6.02 Terms of Stock Options.

         (a) Conditions on Exercise. An Option Agreement with respect to Options may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee as of the Date of Grant.

         (b) Duration of Options. Options shall terminate after the first to occur of the following events:

                  (i) Expiration of the Option as provided in the Option Agreement;

                  (ii) Termination of the Option as provided in Section 6.03, following the Participant's termination of employment; or

                  (iii) Ten years from the Date of Grant (five years from the Date of Grant in the case of any Incentive Stock Option granted to a Ten Percent Shareholder).

         (c) Acceleration of Exercise Time. The Board of Directors or the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement.

         (d) Extension of Exercise Time. The Board of Directors or the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option granted under this Plan to be exercised after its expiration date, subject, however, to the limitation described in Section 6.02(b)(iii).

         6.03 Exercise of Options upon Termination of Employment.

         (a) General. Except as otherwise expressly provided in the applicable Option Agreement, in event of the termination of employment of the Participant by the Participant or the Company for any reason whatsoever other than death or Permanent Disability (as defined in Section 6.03(b)), any vested or nonvested Options which are not exercised (or exercisable) prior to the date of such termination of employment shall terminate on such date and shall not be exercisable at any time thereafter. For purposes of this Section 6.03, termination of employment with respect to a Participant who is a director or consultant and who is not otherwise an employee of the Company shall mean voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.



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         (b) Death or Permanent Disability. Except as otherwise expressly provided in the applicable Option Agreement, in the event of the termination of the employment of the Participant by reason of death or Permanent Disability, any Options that were vested prior to the date of such termination (and which were not previously exercised), together with any other Options designated in writing by the Board or the Committee, shall terminate on the earliest of (i) one hundred eighty days after the date of such termination, or (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination shall terminate as of the date of such termination and shall not be exercisable at any time thereafter. As used in this Plan, the term "Permanent Disability" means the Participant being deemed to have suffered a disability that makes the Participant eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time; for consultants or directors, "Permanent Disability" means that a consultant or director, as the case may be, is unable to perform his or her duties due to a physical or mental impairment that is expected to last at least twelve (12) months or result in death, as determined by the Committee with the advice of a physician selected by the Committee.

         6.04 Exercise Procedures. Each Option granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Option Agreement on or before the close of business on the expiration date of the Option. The Option Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Option Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate), (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate, including a "cashless" exercise. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Option Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value of a share of Common Stock as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Option Price any fractional share of Common Stock. Any part of the Option Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Board or the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Option Price upon the exercise of any Option shall be held as treasury shares.

         6.05 Change in Control. Unless otherwise provided by the Committee in the applicable Option Agreement, in the event of a Change in Control, Options outstanding on the date of such Change in Control that have not previously vested or terminated under the terms of the applicable Option Agreement shall become immediately and fully exercisable. Notwithstanding the foregoing, unless otherwise determined by the Board, no Change in Control of the Company shall be deemed to have occurred for purposes of determining a Participant's rights under this Plan if (i) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modifications thereof) is ultimately successful, or (ii) the Participant acquires a two percent or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (i) of this Section 6.05.

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                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01 Plan Provisions Control Option Terms. The terms of the Plan shall govern all Options granted under the Plan, and in no event shall the Committee have the power to grant any Option under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Options granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan as constituted on the Date of Grant of such Option shall control. Except as provided in Section 7.03 and
Section 7.06, the terms of any Option granted under the Plan may not be changed after the Date of Grant of such Option so as to materially decrease the value of the Option without the express written approval of the holder.

         7.02 Option Agreement. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant to whom such Option shall have been granted shall have executed and delivered an Option Agreement or received any other Option acknowledgment authorized by the Committee expressly granting the Option to such person and containing provisions setting forth the terms of the Option.

         7.03 Modification of Option After Grant. No Option granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Option) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and
(b) shall be approved by the Board or the Committee.

         7.04 Limitation on Transfer. A Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

         7.05 Taxes. The Company shall be entitled, if the Board or the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable with respect to such Participant's Option, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of shares upon exercise of an Option unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board or the Committee and shall be payable by the Participant at such time as the Board or the Committee determines. The Participant shall meet his or her withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Option; provided, however, that the Board or the Committee may (but shall not be required to) permit the Participant to meet his or her withholding requirement by (i) having withheld from such Option at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, or (ii) a combination of shares and cash.

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         7.06 Adjustments to Reflect Capital Changes.

                  (a) Recapitalization. The number and kind of shares subject to outstanding Options, the Option Price for such shares, the number and kind of shares available for Options subsequently granted under the Plan and the maximum number of shares in respect of which Options can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options granted under the Plan. The Board and the Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

                  (b) Merger. In the event of a Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation or other consideration, the Board and the Committee shall have the sole discretion to determine that (i) the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), will either assume the Company's rights and obligations under outstanding Option Agreements or substitute options in respect of the Acquiring Corporation's stock for outstanding Options or (ii) the outstanding Options shall be canceled in exchange for such consideration as the Board or the Committee shall approve (based on the value of the consideration received in the Merger by holders of the same class of shares that are subject to outstanding Options).

                  (c) Options to Purchase Shares of Stock of Acquired Companies. After any Merger in which the Company shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Board or the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

         7.07 No Right to Employment. No employee or other person shall have any claim of right to be granted an Option under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

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         7.08 Options Not Includable for Benefit Purposes. Common Stock received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company, except as may be provided under the terms of such plans or determined by the Board.

         7.09 Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

         7.10 No Strict Construction. No rule of strict construction shall be implied against the Company, the Board, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Committee.

         7.11 Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

         7.12 Severability. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

         7.13 Amendment and Termination.

                  (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option.

                  (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Option shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Option outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Option to the same extent such Option would have been exercisable had the Plan not terminated.



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         7.14 Initial Public Offering. As a condition of participation under this Plan, each participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the company's securities and any transactions relating thereto and shall execute and deliver such agreements and documents, including without limitation, a lock-up agreement, as may be requested by the Company or the underwriters. The Participants' obligations under this Section 7.14 shall apply to any shares of Common Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which such Common Stock may be exchanged or into which such Common Stock may be converted.

         7.15 Applicability of Shareholders' Agreement. Stock purchased pursuant to grants of Options hereunder shall be subject to the terms of the Shareholders Agreement, dated April 10, 2000 (the "Shareholders Agreement"), as it may be amended from time to time, or any successor agreement among the Company and its stockholders. No certificates evidencing such stock shall be delivered until the owner thereof has evidenced his acceptance of such Agreement and any and all provisions thereof in writing. Certificates shall be indorsed with appropriate notice of applicability of the Shareholders Agreement.


                                    *   *   *



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